SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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THE FIRST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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The First Bancshares, Inc.

Notice of Annual Meeting of Shareholders

to be held on May 26, 2016

Dear Fellow Shareholder:

We cordially invite you to attend the 2016 Annual Meeting of Shareholders of The First Bancshares, Inc., the holding company for The First, A National Banking Association. At the meeting, the Company will report on the Company’s performance in 2015. We are excited about the Company’s achievements in 2015 and the Company’s plans for the future. We look forward to discussing these with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that the Company will hold the meeting on Thursday, May 26, 2016, at 5:00 p.m. at The University of Southern Mississippi,Scianna Hall, 118 College Drive, Hattiesburg, Mississippi 39406 for the following purposes:

1.	To elect four (4) members to the Board of Directors.
2.	To vote on approval of the appointment of T.E. Lott & Company as the Independent Public Accountants for the Company.
3.	To vote on the following advisory (non-binding) proposal:

“Resolved, that the shareholders of The First Bancshares, Inc. approve its executive compensation as described in the section captioned “Compensation Discussion and Analysis” in the 2016 Proxy Statement, including the compensation tables and any related material.”

4.	To vote on or transact any other business that may properly come before the meeting or any adjournment of the meeting.

Management currently knows of no other business to be presented at the meeting.

Shareholders owning the Company’s common stock at the close of business on April 5, 2016, are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at The First Bancshares, Inc.’s main office prior to the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 26, 2016

This Notice, the Proxy Statement for the annual meeting, proxy card and Annual Report to Stockholders for the year ended December 31, 2015, are available at www.edocumentview.com/FBMS. If you would like to receive printed or emailed copy of the proxy material, please follow the instructions set forth in the notice that was mailed to you.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, the Company encourages you to complete and return the enclosed proxy to us as promptly as possible.

By Order of the Board of Directors,

M. Ray “Hoppy” Cole, Jr. E. Ricky Gibson
President and CEO Chairman of the Board

Dated and Mailed on or about April 15, 2016, Hattiesburg, Mississippi

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The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg, Mississippi 39402

Proxy Statement for Annual Meeting of

Shareholders to be Held on May 26, 2016

INTRODUCTION

Date, Time, and Place of Meeting

The Annual Meeting of Shareholders of The First Bancshares, Inc. (the "Company"), the holding company for The First, A National Banking Association (the “Bank”) will be held at The University of Southern Mississippi, Scianna Hall, 118 College Drive, Hattiesburg, MS, on Thursday, May 26, 2016, at 5:00 p.m., local time, or any adjournment(s) thereof (the "Meeting"), for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Meeting.

In accordance with the rules of the U.S. Securities and Exchange Commission (the SEC), we are permitted to furnish proxy materials, including this proxy statement and our 2015 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions on how to access and review our proxy materials online. If you would like to receive a printed or email copy of our proxy materials free of charge, please follow the instructions set forth in the notice that was mailed to you to request the materials. This Proxy Statement is available to you online at www.edocumentview.com/FBMS.

The mailing address of the principal executive office of the Company is Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549.

The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is April 15, 2016.

Record Date; Voting Rights; Vote Required

The record date for determining holders of outstanding stock of the Company entitled to notice of and to vote at the Meeting is April 5, 2016 (the "Record Date"). Only holders of the Company's common stock of record on the books of the Company at the close of business on the Record Date are entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 5,432,014 shares of the Company's common stock issued and outstanding, each of which is entitled to one vote on all matters. Any other matters that properly come before the Meeting will be decided by a majority of votes cast, unless a different vote is required by law, the Articles of Incorporation, or the Bylaws. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting. Shareholders do not have cumulative voting rights.

Proxies

Shares of common stock represented by properly executed proxies, unless previously revoked, will be voted at the Meeting in accordance with the directions therein. If no direction is specified, such shares will be voted FOR each nominee listed below under "Election of Directors" and in the discretion of the person named in the proxy with respect to any other business that may come before the Meeting. We are not aware of any other matter to be considered at the Annual Meeting other than those listed in the Notice of Annual Meeting of Shareholders.

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You may submit a proxy to vote your shares in either of the following ways:

•              Online – You may submit your proxy and voting instructions online by following the instructions on the notice or proxy card prior to the deadline for online submissions. If you submit your proxy and voting instructions online, you do not need to return a proxy card. Our online submission procedures will authenticate your identity as a shareholder, allow you to give your voting instructions and submit your proxy and confirm that your instructions have been properly received. The deadline for online submissions is 10:50 p.m. Central Time on May 25, 2016.

•              By Mail – If you received or requested printed materials, you may submit your proxy and voting instructions by mail by completing, signing, dating, and returning your proxy card in the postage prepaid envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and your title or capacity. Your proxy card must be received prior to the meeting date in order for your shares to be voted. Proxy cards should be returned to Proxy Services, C/O Computershare Investor Services, P. O. Box 30202, College Station, TX 77842-9909.

A proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall also be revoked if the shareholder is present and elects to vote in person.

MANAGEMENT PROPOSALS

PROPOSAL 1 - ELECTION OF DIRECTORS

Membership on the Board of Directors

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class III directors will expire at the Meeting. The terms of the Class I directors will expire at the 2017 Annual Shareholders' Meeting. The terms of the Class II directors will expire at the 2018 Annual Shareholders' Meeting. The Company’s directors and their classes are:

Class I	Class II	Class III

Gregory H. Mitchell (I)	Charles R. Lightsey (I)	David W. Bomboy, M.D. (I)
Ted E. Parker (I)	Andrew D. Stetelman (I)	E. Ricky Gibson (I)
J. Douglas Seidenburg (I)		Fred A. McMurry (I)
M. Ray (Hoppy) Cole, Jr.

(I)	indicates independent Director under NASDAQ director independence standards.

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Nominees for Class III Director

At the Meeting, shareholders will elect three (3) nominees as Class III directors to serve a three-year term, expiring at the 2019 Annual Meeting of Shareholders, or until their successors are elected and qualified. The nominees for Class III directors are listed below. Each nominee currently serves as a Class III director.

Class III
David W. Bomboy, M.D. (I)
E. Ricky Gibson (I)
M. Ray (Hoppy) Cole, Jr.

Nominee for Class II Director

At the Meeting, shareholders will elect one (1) nominee as Class II director to serve a two-year term, expiring at the 2018 Annual Meeting of Shareholders, or until his successor is elected and qualified. The nominee for Class II Director currently serves as a Class III director.

Currently, Class III is composed of four directors and Class II is composed of two directors. One director has agreed to move to Class II in order to make the number of directors in each class more even.

Class II
Fred A. McMurry(I)

The following sets forth information we have obtained from the director nominees and continuing directors regarding: (a) their principal occupations for the last five years; (b) directorships they hold or have held within the last five years with other public companies, if any; (c) their ages at March 17, 2016; (d) the year they were first elected as a director; and (e) a description of positions and offices they hold with the Company or the Bank (other than as a director), as applicable. The below also sets forth the director's particular experience, qualifications, attributes, or skills that, when considered in the aggregate, led the Board of Directors to conclude that the person should serve as a director of the Company:

Background: David W. Bomboy, M.D., 70, is a lifelong resident of Hattiesburg, Mississippi. He graduated with honors in Pre-Medicine from the University of Mississippi in 1968 and earned an M.D. degree from the University of Mississippi Medical Center in 1971. Dr. Bomboy completed his orthopedic surgical training at the University of Mississippi in 1976. He is a board-certified orthopedic surgeon and has practiced orthopedics in southern Mississippi for 39 years. Dr. Bomboy is a member of the Mississippi State Medical Association, the American Medical Association, and the Mississippi Orthopedic Society and is past president. He served as president of the Methodist Hospital Medical Staff. Dr. Bomboy has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Dr. Bomboy has served on the board of the Company since its inception in 1995. He is the sole physician on the Company’s board which enables him to bring a different perspective to the challenges the board faces. His background, experience, and knowledge of the medical and business communities are important in the board’s oversight of management. His past involvement in real estate development adds another perspective to board discussions.

Background: E. Ricky Gibson, 59, has been president and owner of N&H Electronics, Inc., a wholesale electronics distributor, since 1988 and of Mid South Electronics, a wholesale consumer electronics distributor, since 1993. He attended the University of Southern Mississippi. He is a member of Parkway Heights United Methodist Church. Mr. Gibson serves as Chairman of the Board and has been a director of the Company since 1995 and is also a director of the bank.

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Experience/Qualifications/Skills: Mr. Gibson has served on the board of the Company since its inception in 1995. As the owner of wholesale electronics distributorships, Mr. Gibson is knowledgeable about all aspects of running a successful business and he understands the challenges business owners face. Also, he has developed an understanding of the Company’s bank and the banking industry in general, particularly in the area of audit and executive compensation. He serves as Chairman of the Board of both the Company and the bank and has served as chairman of the bank audit committee and is chairman of the compensation committee.

Background: M. Ray (Hoppy) Cole, Jr., 54, currently serves as CEO and President of the bank and the Company. Prior to joining the bank in September 2002, Mr. Cole was Secretary/Treasurer and Chief Financial Officer of the Headrick Companies, Inc. for eleven years. Mr. Cole began his career with The First National Bank of Commerce in New Orleans, Louisiana and held the position of Corporate Banking Officer from 1985-1988. In December of 1988, Mr. Cole joined Sunburst Bank in Laurel, Mississippi serving as Senior Lender and later as President of the Laurel office. Mr. Cole graduated from the University of Mississippi where he earned a Bachelor's and Master's Degree in Business Administration. Mr. Cole also attended the Stonier Graduate School of Banking at the University of Delaware. He served as director of the Company from 1998 to 1999, and then from 2001 through the present. He also served as a director of the Company’s Laurel bank prior to consolidation and currently serves on the board of the bank.

Experience/Qualifications/Skills: Mr. Cole has served on the board of the Company for more than ten years. Mr. Cole’s years of experience in banking as well as his experience as CFO of a large company lend expertise to the board. His insight is an essential part of formulating the Company’s policies, plans and strategies.

Background: Fred A. McMurry, 51, is a lifetime resident of the Oak Grove area. He is currently President and General Manager of Havard Pest Control, Inc. with over 33 years of experience in this family-owned business. He also serves on the board of the Bureau of Plant Industry of the Mississippi Department of Agriculture and Commerce and the Dixie National Junior Livestock Sales Committee. He served as President of the Lamar County 4-H. In addition, he is President of West Oaks, LLC. and Vice President of Oak Grove Land Company, Inc. Mr. McMurry has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. McMurry has been a director of the Company since its inception in 1995. He contributes his extensive knowledge of the Lamar County area of Mississippi, which is one of the Company’s primary markets. His many years of experience in family-owned businesses give him a broad understanding of the needs of the Company’s customers as well as insight into the economic trends in the area. He also has been involved in real estate development which adds value to loan discussions.

The Board of Directors unanimously recommends you vote “FOR” Proposal 1 to elect the three nominees for Class III directors and one nominee for Class II directors.

Set forth below is information about each of the Company's other directors and each of its executive officers.

Background: Charles R. Lightsey, 76, owns his own business as a Social Security Disability Representative. Mr. Lightsey worked with the Social Security Administration for 39 years, serving as District Manager of the Laurel Office for 32 years. He is a recipient of The Commissioner's Citation, the highest accolade accorded by the SSA. His community involvement includes serving as a former deacon of the First Baptist Church of Laurel, member and Board of Directors of the Laurel Kiwanis Club, president of the Laurel-Jones County Council on Aging, member of the Pine Belt Mental Health Association Council and Chairman of the Federal, State and Local Government United Way. He received his degree in Management and Real Estate from the University of Southern Mississippi in 1961. Mr. Lightsey has been a director of the Company since 2003 and served on the board of the Laurel bank prior to consolidation. He currently serves on the Laurel Advisory Board and the board of the bank.

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Experience/Qualifications/Skills: Mr. Lightsey has served on the Company’s board since 2003. His background as a manager with the Social Security Administration and his ownership of a business provide the board with a broad range of knowledge and business acumen.

Background: Gregory H. Mitchell, 75, former Mayor of Picayune, Mississippi, retired as procurement manager for Mississippi Space Services at Stennis Space Center. Mr. Mitchell is a member of Salem Baptist Church and the National Management Association (NMA) and former member of the Board of Trustees for Pearl River Community College where he was elected President in January, 2008, for a two year term. He also served on the Board of Directors for the Picayune Chamber of Commerce; the Field Advisory Council, Division of Housing and Urban Development. Mr. Mitchell has been a director of the Company since 2003 and also serves on the Picayune Advisory Board and on the board of the bank.

Experience/Qualifications/Skills: Mr. Mitchell has served on the board of the Company since 2003. His experience as Mayor of the City of Picayune, MS , small business owner, and also as procurement manager provide the board with valuable insight in board discussions.

Background: Ted E. Parker, 56, attended the University of Southern Mississippi and served as a licensed commodity floor broker at the Chicago Mercantile Exchange. He has been in the stocker-grazer cattle business for more than 30 years. He is currently serving on Bayer Animal Health Advisory Board and on the Marketing and International Trade Committee of the National Cattleman’s Beef Association. He has served as a board member of Farm Bureau Insurance. He is a member of the National Cattlemen's Association, the Texas Cattle Feeders Association, Covington County Cattlemen’s Association, and the Seminary Baptist Church. Mr. Parker has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Parker has served on the board of the Company since its inception in 1995. His experience in the cattle business provides the board with insight into the needs of the agricultural community in the Company’s markets. He is very familiar with the market in which he lives and works and is also very involved in his community.

Background: Andrew D. Stetelman, 55, is the third generation of his family in London and Stetelman Realtors. He graduated from the University of Southern Mississippi in 1983. He has served in many capacities with the National, State, and Hattiesburg Board of Realtors, and is past president and the Realtor of the Year in 1992 of the Hattiesburg Board of Realtors and the first Mississippi Commercial Realtor of the Year. He presently serves as the chairman of the Hattiesburg Convention Center, is a board member for the Area Development Partnership, and is a member of the Kiwanis International. Mr. Stetelman has been a director of the Company since 1995 and is also a director of the bank.

Experience/Qualifications/Skills: Mr. Stetelman has been a director of the Company since its inception in 1995. His experience in commercial real estate and real estate investments provides the board with insight in the trends and risks associated with residential, rental, and commercial real estate within all of the Company’s markets. His advice on all real estate issues is very valuable to the board.

Background: J. Douglas Seidenburg, 56, is the owner and president of Molloy-Seidenburg & Co., P.A. He has been a CPA for more than 30 years. Mr. Seidenburg is involved in many civic, educational, and religious activities in the Jones County area. Past activities include serving as president of the Laurel Sertoma Club, president of the University of Southern Mississippi Alumni Association of Jones County, one of the founders of First Call for Help, a local United Way Agency started in 1990, treasurer of St. John's Day School, director of Leadership Jones County and Future Leaders of Jones County. Mr. Seidenburg is a graduate of the University of Southern Mississippi, where he earned a B.S. degree in Accounting. Mr. Seidenburg has been a director of the Company since 1998 and served as director of the Laurel bank prior to consolidation. He also serves on the board of the bank.

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Experience/Qualifications/Skills: Mr. Seidenburg has served on the board of the Company since 1998. He is Chairman of the Audit Committee and serves as the Financial Expert. His experience as a CPA and his knowledge of corporate governance help provide the board with an understanding of financial and accounting issues that are faced in today’s business environment.

Set forth below is information about the Company’s non-director executive officer.

Background: Dee Dee Lowery, CPA, 49, serves as Executive Vice President and Chief Financial Officer of the Company and the bank. Prior to joining the bank in February 2005, Mrs. Lowery was Vice President and Investment Portfolio Manager of Hancock Holding Company for 4 years. Mrs. Lowery began her career in 1988 with McArthur, Thames, Slay and Dews, PLLC as a staff accountant until joining Lamar Capital Corporation in 1993. From 1993 until the merger in 2001 with Hancock Holding Company, Mrs. Lowery held several positions beginning with Internal Auditor for 2 years, Comptroller for 3 years and then Chief Financial Officer and Treasurer for 3 years. Mrs. Lowery graduated from the University of Southern Mississippi where she earned a Bachelor’s Degree in Business Administration with an emphasis in Accounting. Mrs. Lowery is on the Advisory Board for the Business School at the University of Southern Mississippi. Mrs. Lowery is a member of the MS Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mrs. Lowery is a member of the Rotary Club of Petal and the Petal Children’s Task Force. Mrs. Lowery is also an active member of The Turning Pointe Church.

Family Relationships

M. Ray (Hoppy) Cole, Jr., Director, CEO and President of the Company and the Bank, is the son of Ellen Cole, President, Pascagoula Branch and the father of Milton R. (Mit) Cole, III, President, Laurel Branch.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to other executive officers in publicly traded financial institutions.

On February 6, 2009, the Company became a participant in the U.S. Treasury’s Troubled Asset Relief Program (“TARP”) by participating in the Capital Purchase Program. On September 29, 2010, the Company refinanced the Company’s Capital Purchase Program funding into Community Development Capital Initiative funding. The Community Development Capital Initiative is also a TARP program. As a result of the Company’s participation in TARP, The First Bancshares, Inc. and certain of the Company’s employees are subject to compensation related limitations and restrictions for the period that we continue to participate in TARP (referred to herein as the “TARP Period”). The TARP compensation limitations and restrictions include the following:

•	Except in limited circumstances, the Company’s most highly compensated employee (as determined on an annual basis) is prohibited from receiving cash bonus payments during the TARP period. Mr. Cole was subject to this limitation during 2014.
•	Except in limited circumstances, the Company’s Named Executive Officers (NEOs) and the Company’s next five most highly compensated employees (each as determined on an annual basis) are prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.
•	The Company’s NEOs and next 20 most highly compensated employees are subject to a “clawback” of incentive compensation if that compensation is based on materially inaccurate financial statement or performance metrics. Further, no one in this group of employees may receive any tax gross-up payment during the TARP period.
•	The Company is limited to an annual tax deduction of $500,000 with respect to the compensation paid to each of the Company’s NEOs.

The TARP rules further required the Company to adopt an “Excessive or Luxury Expenditure Policy.” The Company’s Board of Directors has complied with this requirement and the policy is located on the Company’s website, www.thefirstbank.com on the Investor Relations page. It is the intent of the Company’s Board of Directors that the policy remain in full force and effect for the duration of the TARP period. The policy covers, in particular, entertainment or events, office and facility renovations, aviation or other transportation services and other similar items, activities or events for which the Company may reasonably anticipate such expenditures that are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the Company’s business operations. All of the Company’s employees are required to comply with the policy. The Company’s Chief Executive Officer and Chief Financial Officer are primarily accountable for ensuring adherence to the policy and for certifying that prior approval for any expenditure requiring such prior approval was properly obtained.

In addition to the foregoing limitations and restrictions, the TARP rules and regulations require the Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by the Company, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a NEO. The risk assessments are intended to reduce the chance that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans, programs and arrangements.

As the TARP final rules were implemented in 2009, the Committee regularly discussed its compliance obligations with respect to the Company’s executive compensation programs at each committee meeting. The Committee has depended upon guidance from the Company’s legal counsel to fully interpret the extent of the application of each of these requirements in the Company’s executive compensation programs.

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On a related note, in June 2010 federal banking regulators issued final interagency guidance that set forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. The guidance focuses on balanced risk-taking incentives, compatibility with effective controls and risk management, and strong corporate governance.

The Compensation Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, a component of its analysis of executive compensation. As such, the Committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation. In this regard, the Committee believes that the TARP semi-annual risk assessment and the Fedeal Reserve’s rules will serve as a framework for reconfirming the appropriateness of the process and procedure the Committee has previously followed in reaching its decisions with respect to compensation related matters.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2015 as well as the other individuals included in the Summary Compensation Table on page 17 are referred to as the “named executive officers” or “NEO”s.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. The Company’s compensation policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. The Company has also adopted a Compensation Philosophy that provides guidance to the Committee when making decisions surrounding the compensation of the NEOs. Our philosophy generally targets near the market (peer) median for NEO base salaries with a strong emphasis on incentive compensation programs that provide an alignment between pay and performance.

The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies. To that end, the Committee believes in rewarding the NEOs with reasonable incentive compensation awards if Company performance meets budget and is comparable to peer group data. This is a critical piece in the compensation plan design at the Company and is realized through the ability of the NEOs to annually earn both short-term (cash) and long-term (stock-based) incentive payouts when performance justifies such awards.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all named executive officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

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Setting Executive Compensation

At our annual meeting of shareholders held in 2015 and as required by the “say-on-pay” rules of the Securities and Exchange Commission, we sought the approval, on an advisory basis, of our shareholders, concerning our executive compensation program as described in the proxy statement for that meeting. A vast majority (approximately 70%) of our shareholders whose shares were present at the 2015 annual meeting and who voted (or affirmatively abstained from voting (excluding broker non-votes)) on the say-on-pay proposal voted to approve such compensation. As a result, the Compensation Committee did not implement any specific changes to our executive compensation programs as a result of the 2015 shareholder advisory vote. The Compensation Committee intends to monitor the results of this year’s “say-on-pay” proposal vote and to incorporate such results as one of many factors considered in connection with the discharge of its responsibilities, although no such factor will likely be assigned a quantitative weighting.

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To that end, the Committee has retained Blanchard Consulting Group, an independent third party consultant, to provide research for benchmarking purposes related to executive compensation. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

The services provided by the independent third-party consultant , Blanchard Consulting Group, were used as the basis of comparison of compensation between the Company and the companies in the Compensation Peer Group. Blanchard Consulting Group had no conflicts of interests.

In 2013 the Committee engaged Blanchard Consulting Group to conduct an executive total compensation review. This review focused on salary, cash compensation (salary plus bonus and/or annual cash incentive), direct compensation (cash compensation plus long-term incentives), and total compensation (direct compensation plus retirement benefits and any other compensation) for the NEOs. Results from this 2013 study were reviewed by the Committee in considering salary adjustments and executive total compensation targets for 2013, 2014, and 2015. In late 2014, the Committee again utilized Blanchard Consulting Group to assess CEO base salary as compared to a peer group of eight publicly traded banks. The peer companies include the following:

1	MSL	MidSouth Bancorp Inc.
2	FFKT	Farmers Capital Bank Corp.
3	WBHC	Wilson Bank Holding Company
4	FGBI	First Guaranty Bancshares Inc.
5	HBOS	Heritage Financial Group Inc.
6	CBAN	Colony Bankcorp Inc.
7	FFMH	First Farmers and Merchants Corporation
8	CHFN	Charter Financial Corporation

Independent Compensation Consultant

Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group does not provide any services to the Company besides compensation consulting services. Blanchard Consulting Group reports directly to the Compensation Committee. The Compensation Committee and executive management utilized Blanchard Consulting Group’s reports and reviews to assist with decisions during 2015 but did not solely rely on them. The ultimate decisions made by the Committee and management were a balance between internal views and strategy along with the outside perspective of our independent consultant.

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Compensation Policies and Practices as They Relate to Risk Management

As participants in TARP, the Company is subject to the executive compensation requirements of the Emergency Economic Stabilization Act of 2008 (“EESA”) and as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”). In compliance therewith the Committee of the Board of Directors of the Company meets at least semi-annually to discuss and evaluate employee compensation plans in light of its assessment of risk posed to the Company from such plans and to ensure compliance with executive compensation rules and regulations implemented under EESA and ARRA. The Committee met twice in 2015 to review the Company’s compensation plans and determined that the Company had no compensation plans that would encourage manipulation of reported earnings to enhance compensation or encourage unnecessary or excessive risk-taking. The compensation plans at the Bank also use a proper balance of profitability and strategic goals (such as core deposit growth, asset quality, and audit/compliance) to ensure the officers of the Bank are focusing both on profits and strategic goals that are linked to the long-term viability of the organization. The Committee has determined that there are no compensation policies or procedures that are likely to have a material adverse effect on the Company.

In addition, the Committee has incorporated restricted stock into the compensation package for the top executive officers to tie a portion of their total compensation package to the long-term performance of the Bank. The Committee utilizes a vesting provision with these equity grants to help retain key officers and allow these amounts to be eligible for any clawback policies implemented by the Board.

2015 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2015, the principal components of compensation for named executive officers were:

•  base salary;

•  performance-based cash incentive bonus compensation;

•  equity incentive compensation;

•  retirement and other benefits; and

•  perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. When determining salary increases, the Committee uses a Compensation Philosophy that targets the median (50th percentile) of the competitive market for executives that are meeting performance expectations and the upper quartile of market (or the base salary range) for executives that are high performers or exceeding performance expectations. Base salary ranges for named executive officers are determined for each executive using market research and based on his or her position and responsibility.

During its review of base salaries for executives, the Committee primarily considers: 1) performance of the Company; 2) market data provided by the Company’s outside consultants; 3) internal review of the executive’s compensation, both individually and relative to other officers; and 4) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance. The Committee recommended to the Board that the CEO's and each named executive officer's 2015 salary be disclosed in the Summary Compensation Table (shown later in this document), and the Board accepted this recommendation. The base salary adjustments for each named executive officer for 2015 (as compared to their base salaries in 2014) ranged from approximately 2.74% up to 10% of salary.

11

Performance-Based Cash Incentive Bonus Compensation

The Company has established an incentive bonus compensation plan that is based upon individual performance as well as team and corporate performance. All named executive officers, except for the Chief Executive Officer, as he did not have a cash incentive plan for 2015, in the Company have unique performance goals in up to seven (7) categories. The incentive plan provides each eligible officer with a "balanced scorecard" for their short-term cash incentive award. The "balanced scorecard" establishes specific corporate and shareholder-related performance goals balanced by the officer's area of responsibility, his or her business unit, and his or her expected individual level of contribution to the Company's achievement of its corporate goals. Cash incentive payments that are authorized to be paid to eligible officers under the Executive Incentive Plan are payable on an annual basis during the year following the year in which the services were performed and are contingent only upon such executive officer's continued employment with the Company through the date of payment.

During the first quarter of 2015, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of NASDAQ's independence rules, and at the recommendation of the Committee) established short-term cash incentive awards for executive officers as percentages of their 2015 base salary (with maximum earning opportunities that ranged from 10% to 30% of base salary, depending upon the executive). The individual measures utilized in the plan design include a balance of profitability and strategic bank goals that relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s performance depend on the actions that are determined to be most important for that individual to achieve for the current year. The estimated bonus payouts are accrued throughout the year. Cash bonuses may be granted to executives at each year end depending on the achievement of performance targets that include growth, profitability, and quality control measures. The Company’s Chief Executive Officer did not have a cash incentive plan during 2015. Performance goals for the NEOs included in the cash-based incentive plan for 2015 include Bank net income, loan growth, deposit growth, credit quality, audit results, compliance results, branch income, and individual performance. The Bank exceeded profitability goals and met or exceeded a majority of the department and individual goals in 2015; therefore the cash-based annual incentive payouts for the NEOs were near the maximum payout levels for most officers.

For the year ended December 31, 2015, the following cash bonuses were awarded:

M. Ray (Hoppy) Cole, Jr.	$0.00
Dee Dee Lowery	18,251.75
David A. Bush (1)	39,427.20
Ray L. Wesson, Jr. (1)	12,263.72
Douglas Eric Waldron (1)	12,551.00

(1) David A. Bush, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company.

Equity Incentive Compensation

2007 Stock Incentive Plan

In 2007, the Company adopted The First Bancshares, Inc. 2007 Stock Incentive Plan (the “2007 Plan”)., and in 2014, the plan was amended to add an additional 300,000 shares. The 2007 Plan provides for the issuance of up to 615,000 shares of Company Common Stock, $1.00 par value per share. Shares issued under the 2007 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

12

Awards of Company Common Stock under the 2007 Plan may take the form of a stock option, including an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the excess of the fair market value of a specified number of shares of Company Common Stock over a specified price which shall not be less than the fair market value of such shares as of the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), dividend equivalent rights (an award entitling a holder to receive an amount in cash, Company Common Stock, or a combination of both determined by reference to the cash dividends paid on a specified number of shares of Company Common Stock from the date of grant), performance unit awards, restricted stock units or other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as "Awards").

During the first quarter of 2016, the Board (by the vote of the members of the Board who are not "interested directors" within the meaning of NASDAQ's independence rules, and at the recommendation of the Committee) established long-term equity incentive awards for executive officers using shares of restricted stock (with maximum earning opportunities that ranged from up to 10,717 shares for the CEO and up to 4,000 shares for the other NEOs)., The Committee utilized restricted stock to help preserve shares in the 2007 Plan as compared to using stock options and to have a stronger immediate retention vehicle for key officers. Similar to the cash-based annual incentive plan, a pay-for-performance approach is used to determine the amount of equity awards granted to each plan participant. The performance goals utilized in the long-term plan design are linked to both corporate and shareholder performance criteria and include bank net income, asset growth and credit quality. For each of these criteria, the maximum performance level was achieved in 2015; therefore, based upon the recommendation from the Committee, the Board approved the maximum amount of shares to be granted to each officer.

For the year ended December 31, 2015, the following restricted stock grants were awarded:

	Granted for 2015	Granted for Acquisition
M. Ray (Hoppy) Cole, Jr.	8,778	1,903
Dee Dee Lowery	3,276	-
David A. Bush (1)	3,276	-
Ray L. Wesson, Jr. (1)	3,276	-
Douglas Eric Waldron	3,276	-

As of December 31, 2015, there were a total of 280,605 restricted stock awards which have been granted under the 2007 Plan and no other type awards have been granted under the 2007 Plan.

Vesting and Retention Provisions Applicable to Equity Awards

The Company has implemented a policy that all shares granted through the 2007 Plan will include at least a three year vesting provision, unless extraordinary circumstances are determined by the Board. The Equity Awards earned beginning in 2014 (consisting of the Restricted Stock Awards) will vest and be paid, assuming the continued service of each of the holders through such vesting date, as follows: Awards will vest five years from date of grant. Vesting of such Equity Awards will be accelerated in the event of the holder's death or disability while in the service of the Company or upon such other event as determined by the Committee in its sole discretion. The Company has also implemented a double trigger change-in-control provision in the 2007 Plan where unvested shares of stock granted through the plan will be accelerated upon a change in control if the executive is terminated without cause as a result of the transaction (as long as the shares granted remain part of the company or are transferred into the shares of the new company). Unvested shares issued as Restricted Stock Awards must be retained by the executive officer subject to the clawback and forfeiture provisions applicable to such shares, and therefore may not be sold, pledged or otherwise transferred or hedged during the vesting periods.

13

In addition, the committee has established expectations for ownership of our common stock by our CEO and Corporate Officers. Under these guidelines, our CEO is expected to attain an investment position in our common shares equal to two times his or her base salary and our Corporate Officers are expected to attain an investment position in our common shares equal to one times his or her base salary. Exceptions to these ownership guidelines may be approved by Compensation Committee for good reason.

Clawback, Repricing, Underwater Grant Buyback and Hedging Policies

As a matter of policy, we expect incentive awards of executive compensation that are made on the basis of financial metrics to be structured with “clawback” provisions that would allow the Company to recoup awards under certain circumstances such as a material misstatement of financial performance. The Committee plans to include “clawback” provisions in all short-term and long-term incentives utilized in 2016.

We also have a philosophy that we will not reprice options, stock appreciation rights, or other equity awards, the value of which derives from the value of our common shares, on account of declines in our stock price, or buy back “underwater” stock options from those who hold option grants for cash. The Company’s Board has approved an amendment to the 2007 Plan to prohibit repricing of equity awards granted under the plan and to prohibit the cash buyback or exchange for other stock awards of underwater options and stock appreciation rights.

Certain transactions in the Company’s equity securities, or which are linked to the value of the Company’s equity securities, may be considered “short term” or “speculative” in nature. These transactions may create the appearance that they were based on non-public information or that the incentives of the employees are no longer aligned with, and may in fact be opposed to, the interests of the Company and its shareholders. As a result, the Board of Directors has implemented a policy that prohibits Directors and Corporate Officers from undertaking these types of transactions, including hedging, holding stock in a margin account, or pledging stock as collateral for a loan.

Retirement and Other Benefits

All employees of the Company, including named executive officers, are eligible to participate in the The First Bancshares, Inc. 401K Plan and Trust. We adopted the 401(k) plan to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. The 401(k) plan allows eligible employees to elect to contribute up to 100% of their eligible compensation, up to the annual IRS dollar limit. Eligible compensation generally means all wages, salaries and fees for services paid by us. We contribute 50% of employee’s deferral (up to a maximum of 6%) for each eligible employee per year to their 401(k) plan.  We may also elect to make a discretionary profit sharing contribution for each eligible employee. In 2015, our employer contribution was $287,054.51, which was the employer matching contribution.

The Company sponsors an Employee Stock Ownership Plan (ESOP), which was established in 2006 for employees who have completed one year of service for the Company and attained age 21. Employees become fully vested after five years of service. Contributions to the plan are at the discretion of the Board of Directors. At December 31, 2015, the ESOP held 5,902 shares of Company common stock and had no debt obligation. In 2015 our contribution to the ESOP was $7,400.00.

14

Supplemental Executive Retirement Plans.

Mr. Cole and Ms. Lowery participate in a Supplemental Executive Retirement Plan (SERP) with the Company that provides for a supplemental retirement benefit in the fixed amount of $98,039 for Mr. Cole and $53,252 for Ms. Lowery per year for fifteen years. Mr. Cole and Ms. Lowery are both 10% vested in the benefit and amounts become payable upon their death, disability, termination of employment, or retirement. The arrangement constitutes a non-qualified deferred compensation plan. The benefit is forfeited in the event of termination for "Cause" as described in the agreement. Except in cases of death or disability, the benefit will commence on the first day of the month following their 65th birthday. This plan is in technical compliance with requirements of section 409A of the Internal Revenue Code of 1986.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers participate in the Company’s broad-based employee benefit plans, such as medical, dental, supplemental disability and term life insurance programs. Some of the named executive officers are provided use of company automobiles. The vehicles are provided primarily for their business travel. Personal use is taxed through the Company’s payroll process. Certain named executive officer and other members of senior management are entitled to receive a cash payment upon such executive’s death through the split dollar death benefit funded by bank owned life insurance.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2015, are included in the “Summary Compensation Table” on page 17.

The Company has entered into a change of control agreement as part of the Employment Agreement with its President and CEO, and the Company has agreed to take certain actions upon a change of control with respect to other key employees. The change of control provisions are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change in Control” on pages 23 - 25.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m)(5) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $500,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans are generally fully deductible for federal income tax purposes.

Board of Directors and Compensation Committee Discretion; Adjustments

Additional performance bonuses, restricted stock, and other stock-based awards may be made within the discretion of the Compensation Committee and the Board of Directors. The Compensation Committee also may consider other factors, and may change the basis of assessing our performance in the future, based upon our annual or longer-term goals.

15

Compensation Committee Interlocks and Insider Participation

No member of the Compensation/Human Resources Committee was an officer or employee of the Company or any of its subsidiaries during 2015, nor has any member of the Committee ever been an officer or employee of the Company or any of its subsidiaries. No current member of the Committee or executive officer of the Company had a relationship during 2015 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

COMPENSATION COMMITTEE REPORT

The Compensation Committee certifies that it has reviewed with senior risk officers the Senior Executive Officer (“SEO”) incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION
COMMITTEE

E. Ricky Gibson, Chairman
David W. Bomboy
Ted E. Parker
Andrew D. Stetelman

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The First Bancshares, Inc.

Summary Compensation Table (SCT)

For the Year Ended December 31, 2015

Name and Principal Position	Year	Salary	Non-equity Incentive Plan Compensation	Stock Awards (2)	All other Compensation	Total
M. Ray (Hoppy) Cole, Jr., President and Chief Executive Officer	2015	$309,999.41	$0.00	$122,955.30	$58,362.48	$491,317.19
	2014	289,272.21	0.00	145,372.48	36,486.49	471,131.18
	2013	269,188.32	0.00	112,389.80	36,147.91	417,726.03
Dee Dee Lowery, Chief Financial Officer	2015	164,529.64	18,251.75	55,800.00	15,302.64	253,884.03
	2014	162,046.52	22,552.88	54,933.60	7,334.08	246,867.08
	2013	157,824.03	14,076.00	43,052.69	7,060.07	222,012.79
David A. Bush, Executive Vice President – Private Banking (1)	2015	178,050.18	39,427.20	55,800.00	2,757.00	276,034.38
	2014	167,669.78	42,330.42	42,933.60	2,771.52	255,705.32
	2013	163,606.25	37,361.25	17,952.69	1,578.24	220,498.43
Ray L. Wesson, Jr., President, Southern Region (1)	2015	182,986.31	12,263.72	55,800.00	7,097.73	258,147.76
	2014	179,678.52	13,139.70	42,933.60	7,120.00	242,871.82
	2013	170,969.14	8,504.65	17,952.69	7,077.32	204,503.80
Douglas Eric Waldron, President, Northern Region (1)	2015	173,496.36	12,551.00	55,800.00	6,490.55	248,337.91
	2014	169,132.21	14,000.00	42,933.60	5,910.84	231,976.65
	2013	158,128.99	10,640.50	17,952.69	5,713.78	192,435.96

(1)  David A. Bush, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the holding company

(2)  Value based on value at grant date of $13.95 per share for 2-1-15, $15.00 per share for 11-3-14, $14.24 per share for 2-1-14, $12.55 per share for 8-1-2013, and $11.13 per share for 3-1-2013, valued in accordance with FASB Topic 718.

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The First Bancshares, Inc.

SCT (Continued)

All Other Compensation

For the Year Ended December 31, 2015

Name	Year	Auto Allowance	401(k) Match	Group Term Life Insurance	Split Dollar Death Benefit BOLI	Supplemental Executive Retirement Plan	Additional Compensation (1)(2)	Total Compensation
M. Ray (Hoppy) Cole, Jr.	2015	$2,208.00	$7,695.44	$385.20	$180.00	$21,609.00	$26,284.84	$58,362.48
	2014	3,103.00	7,799.97	432.00	172.00	0.00	24,979.52	36,486.49
	2013	3,363.00	7,650.05	504.00	562.00	0.00	24,068.86	36,147.91
Dee Dee Lowery	2015	0.00	5,146.31	339.00	426.00	7,294.00	2,097.33	15,302.64
	2014	0.00	4,947.40	380.16	396.00	0.00	1,610.52	7,334.08
	2013	0.00	4,814.71	420.00	366.00	0.00	1,459.36	7,060.07
David A. Bush (3)	2015	0.00	0.00	357.00	0.00	0.00	2,400.00	2,757.00
	2014	0.00	0.00	371.52	0.00	0.00	2,400.00	2,771.52
	2013	0.00	0.00	408.24	0.00	0.00	1,170.00	1,578.24
Ray L. Wesson, Jr. (3)	2015	320.00	5,534.73	357.00	0.00	0.00	886.00	7,097.73
	2014	608.00	5,431.16	400.32	0.00	0.00	680.52	7,120.00
	2013	832.50	5,149.98	455.28	0.00	0.00	639.56	7,077.32
Douglas Eric Waldron (3)	2015	0.00	3,361.87	364.68	0.00	0.00	2,764.00	6,490.55
	2014	0.00	2,625.00	400.32	0.00	0.00	2,885.52	5,910.84
	2013	0.00	3,478.54	425.88	0.00	0.00	1,809.36	5,713.78

(1)	Represents reimbursement for club dues and cell phones for all named executives.
(2)	Includes fees paid to M. Ray (Hoppy) Cole, Jr. for 2015 in the amount of $21,800 representing Fees Earned or Paid in Cash, consisting of $11,300 in director fees and $10,500 in annual retainer fees, based on attendance, in the amount of $2,500 paid to Directors of The First Bancshares, Inc. and $8,000 paid to Directors of The First, A National Banking Association.

(3)	David A. Bush, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the holding company.

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The First Bancshares, Inc.

Grants of Plan-Based Awards

As of December 31, 2015

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares Of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
M. Ray (Hoppy) Cole, Jr.	2/1/2015	-	-	-	-	-	-	8,814	-	-	$122,955.30
Dee Dee Lowery	2/1/2015	-	-	-	-	-	-	4,000	-	-	55,800.00
David A. Bush (1)	2/1/2015	-	-	-	-	-	-	4,000	-	-	55,800.00
Ray L. Wesson, Jr. (1)	2/1/2015	-	-	-	-	-	-	4,000	-	-	55,800.00
Douglas Eric Waldron (1)	2/1/2015	-	-	-	-	-	-	4,000	-	-	55,800.00

(1)	David A. Bush, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company

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The First Bancshares, Inc.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date
M. Ray (Hoppy) Cole, Jr.	-	-	-	-	-	4,460	$49,639.80	-	-	3/1/2016
“	-	-	-	-	-	5,000	62,750.00	-	-	8/1/2016
“	-	-	-	-	-	8,102	115,372.48	-	-	2/1/2017
“	-	-	-	-	-	2,000	30,000.00	-	-	11/3/2019
“	-	-	-	-	-	8,814	122,955.30			2/1/2020
Dee Dee Lowery	-	-	-	-	-	1,613	17,952.69	-	-	3/1/2016
“	-	-	-	-	-	2,000	25,100.00	-	-	8/1/2016
“	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
“	-	-	-	-	-	800	12,000.00	-	-	11/3/2019
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020
David A. Bush (1)	-	-	-	-	-	1,613	17,952.69	-	-	3/1/2016
	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020

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The First Bancshares, Inc.

Outstanding Equity Awards at Fiscal Year-End (Continued)

For the Year Ended December 31, 2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Date
Ray L. Wesson, Jr. (1)	-	-	-	-	-	1,613	17,952.69	-	-	3/1/2016
“	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020
Douglas Eric Waldron (1)	-	-	-	-	-	1,613	17,952.69	-	-	3/1/2016
“	-	-	-	-	-	3,015	42,933.60	-	-	2/1/2017
“	-	-	-	-	-	4,000	55,800.00	-	-	2/1/2020

(1)	David A. Bush, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company

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The First Bancshares, Inc.

Option Exercises and Stock Vested

For the Year Ended December 31, 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M. Ray (Hoppy) Cole, Jr.	-	-	5,514	$77,912.82
Dee Dee Lowery	-	-	2,000	28,260.00
David A. Bush (1)	-	-	0	0.00
Ray L. Wesson, Jr. (1)	-	-	2,000	28,260.00
Douglas Eric Waldron (1)	-	-	2,000	28,260.00

(1)	David A. Bush, Ray L. Wesson, Jr. and Douglas Eric Waldron are executive officers of the bank and not the holding company

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The First Bancshares, Inc

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2015

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement		Death		Disability		Termination without Cause or for Good Reason		Change in Control Only		Termination without Cause Following Change in Control
M. Ray (Hoppy) Cole, Jr.
Compensation:
Base Salary	$-		$-		$168,827	(2)	$346,530	(3)	$675,308	(4)	$-
Benefits & Perquisites:
BOLI Death Benefit	-		200,000		-		-		-		-
Restricted Stock Awards	520,416	(5)	520,416	(5)	-		-		520,416	(6)	520,416	(8)
Supplemental Executive
Retirement Plan (SERP)	551,792	(9)	1,470,585	(11)	96,709	(12)	9,671	(13)	551,792	(12)	551,792	(13)
Dee Dee Lowery
Compensation:
Base Salary	-		-		-		-		256,500	(7)	-
Benefits & Perquisites:
BOLI Death Benefit	-		200,000		-		-		-		-
Restricted Stock Awards	209,590	(5)	209,590	(5)	-		-		209,590	(6)	209,590	(8)
Supplemental Executive
Retirement Plan (SERP)	229,893	(10)	798,780	(11)	32,646	(12)	3,265	(13)	229,893	(12)	229,893	(13)
David A. Bush (1)
Compensation:
Base Salary	-		-		-		-		-		-
Benefits & Perquisites:
BOLI Death Benefit	-		-		-		-		-		-
Restricted Stock Awards	158,238	(5)	158,238	(5)	-		-		158,238	(6)	158,238	(8)

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The First Bancshares, Inc

Potential Payments Upon Termination or Change-in-Control (Continued)

As of December 31, 2015

Executive Benefits and Payments Upon Termination or Change-in-Control	Normal Retirement		Death		Disability	Termination without Cause or For Good Reason	Change in Control Only		Termination without Cause Following Change in Control
Ray L. Wesson, Jr. (1)
Compensation:
Base Salary	-		-		-	-	-		-
Benefits & Perquisites:
BOLI Death Benefit	-		500,000		-	-	-		-
Restricted Stock Awards	158,238	(5)	158,238	(5)	-	-	158,238	(6)	158,238	(8)
Douglas Eric Waldron (1)
Compensation:
Base Salary	-		-		-	-	-		-
Benefits & Perquisites:
BOLI Death Benefit	-		500,000		-	-	-		-
Restricted Stock Awards	158,238	(5)	158,238	(5)	-	-	158,238	(6)	158,238	(8)

(1)	David A. Bush, Ray L. Wesson, Jr., and Douglas Eric Waldron are executive officers of the bank and not the Company.
(2)	In the event of disability of Executive, salary will continue for 6 months or, if earlier, until date payments begin under disability insurance policy.
(3)	Lump sum severance payment and continuation of health benefits to end of term in the amount of $346,530 which includes one year’s salary of $337,654 plus health benefits of $8,876 through the end of the expiration of the second contract term, 5-31-17.
(4)	Lump sum severance in the amount of 2x current annual salary, and bonuses, etc. that would have been paid.
(5)	All non-vested restricted stock awards will become fully vested at the retirement or death of the NEO’s. None of the NEO’s have reached retirement age under the RSA Agreement. Calculated based on 12-31-15 stock closing price of $18.34 per share.
(6)	All non-vested restricted stock awards will become fully vested in the event of a change of control in which the Company is not the survivor or if the acquirer does not assume the obligations. Calculated based on 12-31-15 stock closing price of $18.34 per share.
(7)	Agreement provides for 1 ½ x current annual salary.
(8)	All non-vested restricted stock awards will become fully vested if termination without cause occurs with 24 months of a change in control in which the Company is the survivor or the acquirer has assumed the obligations. Calculated based on 12-31-15 stock closing price of $18.34 per share.

24

The First Bancshares, Inc

Potential Payments Upon Termination or Change-in-Control (Continued)

As of December 31, 2015

(9)	Upon separation from Service following attainment of age 65, Normal Retirement Benefit shall be $98,039 per year for 15 years, payable in 180 equal monthly installments
(10)	Upon Separation from Service following attainment of age 65, Normal Retirement Benefit shall be $53,252 per year for 15 years, payable in 180 equal monthly installments
(11)	In the event of death while in active service of the bank, beneficiary(s) shall be paid $1,470,585 and $798,780, respectively. In the event of death during benefit payment period, beneficiary(s) shall receive remaining installment payments.
(12)	The SERP Agreement includes a benefit provision for Change in Control and Disability. The actual benefit payable would be calculated upon such an event.
(13)	Upon Separation from Service prior to age 65, the benefit shall be equal to the vested portion of the Accrued Liability Balance calculated as of the date of Separation from Service.

Under the Emergency Economic Stabilization Act of 2008 and its implementing regulations, executive compensation restrictions will prohibit the Company from making “any payment” for services performed or benefits accrued, including a prohibition on making any payments upon a change of control.

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The First Bancshares, Inc.

Director Compensation Table

For the Year Ended December 31, 2015

	Fees Earned or Paid in Cash(1)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Cash Compensation	Total
David W. Bomboy	$24,700.00	$13,950.00	-	-	-	-	$38,650.00
M. Ray (Hoppy) Cole, Jr.(3)	21,800.00	-	-	-	-	-	21,800.00
E. Ricky Gibson	56,400.00	34,875.00	-	-	-	-	91,275.00
Charles R. Lightsey	33,050.00	13,950.00	-	-	-	-	47,000.00
Fred A. McMurry	25,600.00	13,950.00	-	-	-	-	39,550.00
Gregory H. Mitchell	27,700.00	13,950.00	-	-	-	-	41,650.00
Ted E. Parker	25,650.00	13,950.00	-	-	-	-	39,600.00
J. Douglas Seidenburg	28,650.00	13,950.00	-	-	-	-	42,600.00
Andrew D. Stetelman	26,000.00	13,950.00	-	-	-	-	39,950.00

(1)	The First Bancshares, Inc. directors were paid $500 per meeting; The First, A National Banking Association directors were paid $600 per meeting; audit committee members were paid $300 per meeting; compensation committee members were paid $250 per meeting nominating committee members were paid $150 per meeting, and executive committee members were paid $400 per meeting. The Chairman of the Board was paid a retainer of $6,000 per quarter. Chairmen of the Audit, Personnel and Nominating Committees were paid a retainer of $375 per quarter.
(2)	Directors of The First Bancshares, Inc. were paid an annual retainer of $2,500 based on attendance and directors of The First, A National Banking Association were paid an annual retainer of $8,000 based on attendance.
(3)	M. Ray (Hoppy) Cole, Jr. did not receive director stock awards. The management stock awards he received are shown in Summary Compensation Table on Page 17 and in the Grants of Plan-Based Awards on Page 19.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by the directors, nominees for director, and executive officers, as of March 17, 2016.

Name of	Amount and Nature	Unvested	Percent of
Beneficial Owner	of Beneficial Ownership(1)	Restricted Stock(2)	Class(3)

David W. Bomboy, M.D.	106,995	4,000	2.04%

M. Ray (Hoppy) Cole, Jr.	30,023	34,597	1.19%

E. Ricky Gibson	84,744	8,500	1.72%

Charles R. Lightsey	47,987	4,000	0.96%

Fred A. McMurry	79,885	4,000	1.54%

Gregory H. Mitchell	5,001	4,000	0.17%

Ted E. Parker	66,813	4,000	1.30%

J. Douglas Seidenburg	78,656	4,000	1.52%

Andrew D. Stetelman	38,283	4,000	0.78%

Dee Dee Lowery	17,875	13,091	0.57%

Executive Officers,Directors, and Nominees as a group	556,262	84,188	11.79%

(1)	Includes shares for which the named person:
-	has sole voting and investment power,
-	has shared voting and investment power with a spouse, or
-	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Restricted Stock granted under The First Bancshares, Inc. 2007 Stock Incentive Plan
(3)	Calculated based on 5,432,014 shares outstanding

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Stock Ownership of Principal Stockholders

As of March 17, 2016, to the registrant’s knowledge, there were two beneficial owners of five percent (5%) or more of the outstanding common stock.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of common stock in the Company owned by the certain beneficial owners with more than five percent ownership in the Company’s stock as of March 17, 2016.

		Amount and
Title of Class	Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Banc Fund VI LP, Banc Fund VII LP, Banc Fund VIII LP, Banc Fund IX LP 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	458,730	8.45%
Common Stock	JCSD Capital, LLC 1676 N. California Blvd., #630 Walnut Creek, California 94596	290,935	5.36%

(1)	Calculated based on 5,432,014 shares outstanding

CORPORATE GOVERNANCE

Corporate Governance Guidelines.  The Board of Directors’ Nominating Committee has enacted guidelines to determine director independence and qualifications for directors. The Nominating Committee Charter is published at the Corporation’s website under the “Corporate Governance” at www.thefirstbank.com. The Board of Directors regularly reviews corporate governance developments and considers modifications to its governance charter to clarify and augment the Board of Directors’s processes, including those relating to risk oversight.

The Board’s Role in Risk Oversight.  The Company believes that each member of the Company’s Board of Directors in his or her fiduciary capacity has a responsibility to monitor and manage risks faced by the Company. At a minimum, this requires the members of the Company’s Board of Directors to be actively engaged in board discussions, review materials provided to them, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors. Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board of Directors , and the Audit Committee and Risk Committee through the review of the Company’s compliance with regulations set forth by its regulatory authorities and recommendations contained in regulatory examinations.

The Board of Directors has a Risk Committee which is responsible for risk oversight of the Company and regularly reports to the Board of Directors on its findings. This committee monitors compliance with regulations and policies. The other committees concentrate on specific risks for which they have an expertise, and each committee is required to regularly report to the Board of Directors on its findings. For example, the audit committee regularly monitors the Company’s exposure to certain reputational risks by establishing and evaluating the effectiveness of company programs to report and monitor fraud and by monitoring the Company’s internal controls over financial reporting. The compensation committee’s role in monitoring the risks related to the Company’s compensation structure is discussed in further detail below.

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Director Independence.  The First Bancshares, Inc. currently has eight independent directors out of nine. The independent directors are David W. Bomboy, E. Ricky Gibson, Charles R. Lightsey, Fred A. McMurry, Gregory H. Mitchell, Ted E. Parker, J. Douglas Seidenburg, and Andrew D. Stetelman. The Board of Directors has satisfied, and expects to continue to satisfy, its objective that at least a majority of the Board of Directors should consist of independent directors. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. The Board of Directors has established guidelines to assist it in determining director independence which conform to the independence requirements of the NASDAQ Stock Exchange listing standards. In addition to applying these guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

In the course of the Board of Director’s determination regarding independence, it considers any transactions, relationships and arrangements as required by the Company’s independence guidelines.

All members of the Audit Committee, Compensation Committee, and Nominating Committee must be independent directors as defined by NASDAQ. Members of the Audit Committee also must satisfy a separate Securities and Exchange Commission (“SEC”) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than their directors’ compensation.

Director Candidates, Qualifications and Diversity.  In considering whether to recommend any candidatefor inclusion in the Board of Director’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating Committee will consider a number of criteria, including, without limitation, financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence and any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. Although the Nominating Committee has no official policy regarding diversity, the committee seeks well-qualified nominees, and believes its Board of Directors represents a wide variety of backgrounds.

Board Leadership Structure.   The Board of Directors of the Company is made up of nine individuals, one of whom is an insider as an executive of the Company. The eight outside directors have a wide variety of business experience and bring that experience to bear in fulfilling their duties as directors of the Company. The Chairman and Chief Executive Officer positions are held separately. The Board of Directors has not named a lead independent director. All independent directors have an equal voice in the business of the Company.

The Board of Directors has a Risk Committee whose primary responsibility is oversight of the Company’s risk management processes, including reviewing policies and procedures to identify any significant risks or exposures and determining the steps to take to monitor and minimize those risks. The Audit Committee is responsible for oversight of financial reporting risks, while the Compensation Committee is responsible for oversight of compensation-related risks.

Standards of Conduct.  All directors, officers and employees of The First Bancshares, Inc. must act ethically at all times and in accordance with the policies comprising the Code of Ethics for Financial Officers, a copy of which can be found at the Company’s internet website, www.thefirstbank.com.

Communicating Concerns to Directors.  The Audit Committee and the non-management directors have established procedures to enable any employee who has a concern about The First Bancshares’ conduct, policies, accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board of Directors through written notification directed to the Chairman of the Audit Committee, Doug Seidenburg, at P. O. Box 1197, Laurel, MS 39441, or by email to DougS@sburgcpa.com. Such communications may be confidential or anonymous. The Company’s Whistleblower Policy is available on the Company’s website, www.thefirstbank.com. The status of any outstanding concern, if any, is reported to the non-management directors of the Board of Directors periodically by the Chairman of the Audit Committee.

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Stockholder Communications.  Stockholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Chandra B. Kidd, Secretary, The First Bancshares, Inc., P. O. Box 15549, Hattiesburg, Mississippi, 39404. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in case of correspondence addressed to the “Board of Directors”) or to the individual director without exception.

ADDITIONAL INFORMATION CONCERNING DIRECTORS AND OFFICERS

Meetings of the Board of Directors

It is the policy of the Company that directors attend all meetings. During the year ended December 31, 2015 the Board of Directors of the Company held 7 meetings. All of the directors of the Company attended at least 75% of the aggregate of such Board meetings and the meetings of each committee on which they served. The Board of Directors of the Bank held 13 meetings during the year ended December 31, 2015.

Committees of the Board of Directors

The Audit Committee of the Company is composed of the following independent members: J. Douglas Seidenburg, E. Ricky Gibson, Gregory H. Mitchell, and Charles R. Lightsey. The Audit Committee met five times during the year ended December 31, 2015. On February 21, 2002, the Board adopted a written Audit Committee Charter, a copy of which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Committee also recommends to the Board of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts for the Company. The Audit Committee reports its findings to the Board of Directors of the Company. The Board of Directors has determined that the members of the Audit Committee are independent. The Board of Directors has also determined that there is at least one independent audit committee financial expert, J. Douglas Seidenburg, serving on the Audit Committee, as the terms independent and audit committee financial experts are used in pertinent Securities and Exchange Commission laws and regulations.

The Company's Board of Directors has appointed a Compensation Committee and a Nominating Committee.

The Compensation Committee is responsible for establishing the compensation plans for the Company and the bank. Its duties include the development with management of all benefit plans for employees of the Company and the bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. On April 4, 2008, the Board of Directors adopted a written Compensation Committee Charter and a Compensation Philosophy, which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Compensation Committee met nine times during the year ended December 31, 2015. The Compensation Committee is composed of the following members: E. Ricky Gibson, David W. Bomboy, Ted E. Parker, and Andrew Stetelman, all of whom are independent directors

The Nominating Committee is responsible for nominating individuals for election to the Company's Board of Directors. The Nominating Committee met five times during the year ended December 31, 2015, and consists of Charles R. Lightsey, Fred A. McMurry, Ted E. Parker, and Ricky Gibson, all of whom were independent directors. The Company adopted a Nominating Committee Charter, a copy of which was attached as Exhibit “B” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Charter can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. The Nominating Committee welcomes recommendations made by shareholders of the Company. Any recommendations for nominations for directors for the 2017 Annual Shareholders' Meeting should be made in writing addressed to the Nominating Committee, c/o Chandra Kidd at 6480 U.S. Highway 98 West (39402), Post Office Box 15549, Hattiesburg, Mississippi, 39404-5549, by December 17, 2016. It is the Nominating Committee's policy to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company's Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. The Nominating Committee will consider only those director candidates recommended in accordance with the Nominating Committee Shareholder Policies and Procedures, a copy of which was attached as Exhibit “C” to the Proxy Statement for the 2004 Annual Meeting. A copy of the Nominating Committee Shareholder Policies and Procedures can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”.

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Report of the Audit Committee

The Audit Committee of the Company has:

-	reviewed and discussed the audited financial statements with management of the Company.

-	discussed with the independent auditors the matters required to be discussed under the auditing standards of the Public Company Accounting Oversight Board (PCAOB), including Auditing Standard No. 16.

-	received the written disclosures and the letter from the independent auditors required by the Public Company Accounting Oversight Board Rule 3526, “Communications with Audit Committees” and have discussed with the independent auditors the auditors' independence.

-	based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in pertinent NASDAQ rules.

Members of the Audit Committee:

J. Douglas Seidenburg

E. Ricky Gibson

Gregory H. Mitchell

Charles R. Lightsey

Certain Relationships and Related Transactions

Officers, directors and 10% beneficial owners of the Company and its associates, including members of their families or corporations, partnerships, or other organizations in which such officers or directors have a controlling interest, are customers of the bank and have transactions with the banks in the ordinary course of business, and may continue to do so in the future.

All outstanding loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. All directors other than M. Ray (Hoppy) Cole, Jr are independent as defined in pertinent Nasdaq rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and beneficial owners of more than 10% to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with except that one restricted stock grant was made on 2-1-15 and filed on behalf of the recipient on 3-26-15 and one forfeiture of shares for taxes as a result of the vesting of restricted stock was made on 3-5-15 and filed on behalf of the recipient of 3-26-15.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

T.E. Lott & Company were the independent auditors for the Company during the fiscal year ending December 31, 2015, and will serve as the independent auditors to the Company for the fiscal year ending December 31, 2016. The Company expects a representative of this firm to attend the Meeting, to have the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions from shareholders.

Audit Fees

The following is a summary of fees related to services performed for the Company by T.E. Lott & Company for the years ended December 31, 2015 and 2014:

	2015	2014

Audit Fees – Audit of the consolidated statements and quarterly review of financial statements included in Form 10-Q and consents	$136,020	$152,068
Audit Related Fees – Services in connection with application of accounting pronouncements and SEC matters and registration statements	41,494	5,166
Tax Fees– Preparation of federal and state income tax and other returns	16,557	19,104
All other fees	-	-

Total	$194,071	$176,338

The Audit Committee has adopted pre-approval policies and procedures, a copy of which can be found at the Company’s internet website at www.thefirstbank.com under “Corporate Governance”. One hundred percent of the fees set forth above were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

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proposal 2 – approval of independent public accountants

The Board of Directors has appointed T.E. Lott & Company, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2016, and until their successors are selected.

The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board of Directors anticipates that representatives of T.E. Lott & Company will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to questions.

Although not required to do so, the Board of Directors has chosen to submit its appointment of T.E. Lott & Company for ratification by the Company's shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

The Board of Directors unanimously recommends you vote “FOR” Proposal 2 to ratify the appointment of T.E. Lott & Company as independent public accountants for the fiscal year ending December 31, 2016.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The America Reinvestment and Recovery Act of 2009 (“ARRA”) requires recipients of funds under CPP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables, and any related material). ARRA further provides that this shareholder vote shall not be binding on the board of directors of a recipient of funds under CPP, and may not be construed as overruling a decision by such board, nor to create or imply any additional fiduciary duty by such board, nor shall such vote be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

These ARRA provisions give you as a shareholder the right to endorse or not endorse the Company’s executive compensation through the following resolution:

“Resolved, that the shareholders of The First Bancshares, Inc. approve its executive compensation as described in the section captioned “Compensation Discussion and Analysis” in the 2016 Proxy Statement, including the compensation tables and any related material.”

Under ARRA, your vote is advisory, and will not be binding on the Board. However, the Compensation Committee will take into account the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends you vote “FOR” approval of the resolution.

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INCORPORATION BY REFERENCE OF FINANCIAL STATEMENTS AND RELATED INFORMATION

The SEC allows us to “incorporate by reference” into this document other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document.

Supplementary financial information and our Audited Consolidated Financial Statements (including Notes thereto), are incorporated by reference from Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk, for the fiscal year ended December 31, 2015, are incorporated by reference from Items 7 and 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

This document incorporates important business and financial information about the Company from other documents that are not included in this document. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through our website, www.thefirstbank.com, and from the SEC at its website, www.sec.gov, or by requesting them from our Corporate Secretary in writing at The First Bancshares, Inc., 6480 US Highway 98 West, Hattiesburg, Mississippi 39402 or by phone at 601-268-8998. To assure the timely delivery of documents in advance of the Annual Meeting, any request to our Corporate Secretary should be made no later than May 20, 2016. As a reminder, the information incorporated by reference above is also contained in the Company’s Annual Report to Shareholders, which is included in the materials sent to you with this Proxy Statement.

SOLICITATION OF PROXIES

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and employees of the Company or the bank, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

PROPOSALS OF SHAREHOLDERS

Any proposal of a shareholder to be presented for action at the Annual Meeting of Shareholders to be held in the year 2017 must be received at the Company's principal executive office no later than December 17, 2016, if it is to be included in management's proxy statement. After this date, any proposal will be considered untimely if not delivered on a date on or before the later of: (1) 60 days prior to the 2017 annual meeting or (2) 10 days after a notice of the meeting is provided to the shareholders. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals and certain Securities and Exchange Commission Regulations in order to be included in the Company's proxy materials.

The Company's proxy for the year 2017 meeting may confer discretionary authority to vote on any proposal of a shareholder to be presented for action at the Annual Meeting of Shareholders to be held in the year 2017 which is not received prior to December 17, 2016 at the Company's principal executive office.

The accompanying Proxy is being solicited by the management of the Company.

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ANNUAL REPORT

The 2015 Annual Report to Shareholders of the Company, including audited financial statements of the Company, is enclosed for the information of the shareholders. The Annual Report and financial statements are not a part of the proxy soliciting material, except to the extent incorporated by reference herein.

35

TheFirst BANCSHARES, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., CST, on May 25, 2016.

Vote by Internet

- Go to **www.investorvote.com/FBMS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - David W Bomboy, MD	☐	☐	☐
02 - E. Ricky Gibson	☐	☐	☐
03 - M. Ray "Hoppy" Cole, Jr.	☐	☐	☐
04 - Fred A. McMurry	☐	☐	☐

+

Proposal	For	Against	Abstain
2. Proposal to approve the appointment of T.E. Lott & Company as the Independent Public Accountants for the Company.	☐	☐	☐
3. To vote on advisory (non-binding) proposal to approve Executive Compensation.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

4 2 D M +

02C42B